Exhibit B.4.19

                               FORM OF ENDORSEMENT





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                                Exhibit 99-B.4.19

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY

                               FORM OF ENDORSEMENT

In order to reflect amendments to the Internal Revenue Code made pursuant to the ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001 ("EGTRRA"), the Contract and, if applicable, the Certificate are amended in the following manner:

A. Where the Contract and Certificate, if applicable, are issued in connection with a Section 403(b) tax deferred annuity arrangement, then:

         1. CONTRIBUTION LIMITS. References to contribution limits are deleted and replaced with the following: Contributions to the Contract for any tax limitation year are limited to the amount set forth in Code Section 415, generally, 100% of compensation up to $40,000 (as may be adjusted by law or by the Secretary of the Treasury). In addition, except to the extent of any alternative limitation permitted under Code Section 402(g)(7), salary reduction contributions may not exceed the applicable dollar amount permitted under Code Section 402(g)(1) as follows:

                      For taxable years beginning in:          The applicable dollar amount is:

                      2002                                     $ 11,000
                      2003                                     $ 12,000
                      2004                                     $ 13,000
                      2005                                     $ 14,000
                      2006                                     $ 15,000
                      2007 and thereafter.                     $ 15,000 as adjusted by the Secretary
                                                               of the Treasury for cost of living

         2.     MEA REFERENCES DELETED. Any references to the Code Section 403
                (b)(2) exclusion allowance, the exclusion allowance, the maximum exclusion allowance or MEA not otherwise deleted by paragraph A.1, above, are deleted.

         3. CATCH-UP CONTRIBUTIONS ALLOWED FOR PARTICIPANTS AGE 50 OR OVER. Nowithstanding the contribution limit provided for in Paragraph
                A.1 above, for any plan year beginning on or after January 1, 2002, a participant who would be at least age 50 by the end of the plan year, may contribute an additional amount not to exceed the lesser of:

                (a) $1,000 as adjusted under Code Section 414(v)(2)(B) and (C) or

                (b) the excess of his compensation for such plan year over the amounts the participant contributed for such plan year under Paragraph A.1.

         4.     ROLLOVERS ACCEPTED.
\
                (a) Where the Code Section 403(b) arrangement is governed by a separate Plan document, then, to the extent allowed by the Plan, this Contract shall accept contributions that are considered rollover eligible amounts in accordance with Code Section 402(c)(4) from an eligible retirement plan described in Code Section 402(c)(8)(B).
                (b) Where the Code Section 403(b) arrangement is not governed by a separate Plan document, this Contract shall accept contributions that are considered rollover eligible amounts in accordance with Code Section 402(c)(4) from an eligible retirement plan described in Code Section 402(c)(8)(B).

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B.       Where the Contract and Certificate, if applicable, are issued in connection with a Code Section 401(a) Plan then:

         1. ROLLOVERS ACCEPTED TO THE EXTENT ALLOWED BY THE PLAN. To the extent allowed by the Plan, this Contract shall accept contributions that are considered rollover eligible amounts in accordance with Code Section 402(c)(4) from eligible retirement plans described in Code Section 402(c)(8)(B). A separate accounting of rollover contributions shall be maintained including separate accounts for the portion of such contributions otherwise includible in gross income and the portion of such contributions not otherwise includible in gross income (i.e., the before-tax and after-tax portion of such contributions.)

C. Where the Contract and Certificate, if applicable, are issued in connection with a Code Section 457 Plan that satisfies the requirements of Code Section 457(e)(1)(A) (i.e. a governmental 457 plan):

         1. ROLLOVERS ACCEPTED TO THE EXTENT ALLOWED BY THE PLAN. To the extent allowed by the Plan, this Contract shall accept contributions that are considered rollover eligible amounts in accordance with Code Section 402(c)(4) from an eligible retirement plan described in Code Section 402(c)(8)(B). A separate accounting of rollover contributions shall be maintained including a separate account for the portion of such contributions that is subject to Code Section 72(t).

This Endorsement shall be effective January 1, 2002. In the event of any subsequent recodification of the Code Section references contained herein, this Endorsement shall be construed to refer to the original Code Sections, as recodified.

                                        President
                                        Aetna Life Insurance and Annuity Company

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